                                                                       Exhibit A
                                                                       ---------



                    CATALYST VIDALIA ACQUISITION CORPORATION
                                   FORM U-3A-2

                               Index to Exhibit A





Exhibit A1 -      Catalyst Old River Hydroelectric Limited Partnership audited
                  1999 financial statements

Exhibit A2 -      Catalyst Vidalia Corporation unaudited 1999 financial
                  statements

Exhibit A3 -      Catalyst Vidalia Holding Corporation unaudited 1999
                  consolidated financial statements

Exhibit A4 -      Catalyst Vidalia Holding Corporation unaudited 1999
                  consolidating financial statements

Exhibit A5 -      Catalyst Vidalia Acquisition Corporation unaudited 1999
                  financial statements

                                                                      Exhibit A1
                                                                      ----------



              CATALYST OLD RIVER HYDROELECTRIC LIMITED PARTNERSHIP

                       AUDITED 1999 FINANCIAL STATEMENTS





The above named financial statements are hereby incorporated by reference from the Form U-3A-2 filed by Catalyst Vidalia Corporation (File number 69-00443) on February 23, 2000.

                                                                      Exhibit A2
                                                                      ----------



                          CATALYST VIDALIA CORPORATION

                       UNAUDITED 1999 FINANCIAL STATEMENTS





The above named financial statements are hereby incorporated by reference from the Form U-3A-2 filed by Catalyst Vidalia Corporation (File number 69-00443) on February 23, 2000.

                                                                      Exhibit A3
                                                                      ----------



                      CATALYST VIDALIA HOLDING CORPORATION

                UNAUDITED 1999 CONSOLIDATED FINANCIAL STATEMENTS





The above named financial statements are hereby incorporated by reference from the Form U-3A-2 filed by Catalyst Vidalia Holding Corporation (File number 69-00445) on February 23, 2000.

                                                                      Exhibit A4
                                                                      ----------



                      CATALYST VIDALIA HOLDING CORPORATION

                UNAUDITED 1999 CONSOLIDATING FINANCIAL STATEMENTS





The above named financial statements are hereby incorporated by reference from the Form U-3A-2 filed by Catalyst Vidalia Holding Corporation (File number 69-00445) on February 23, 2000.

                                                                      EXHIBIT A5
                                                                      ----------

                    CATALYST VIDALIA ACQUISITION CORPORATION

                                 BALANCE SHEETS

                                 (in thousands)

                                    Unaudited

                                     ASSETS
                                     ------


                                                                            December 31,                  December 31,
                                                                                1998                          1999
                                                                            ------------                  ------------

Cash and cash equivalents                                                     $       -                    $   1,462
Prepaid expenses and other assets                                                     -                            5
Furniture and fixtures, net                                                           -                           50
Note receivable                                                                       -                          131
Investment in Catalyst Vidalia Holding Corporation                              111,732                      112,290
                                                                              ---------                    ---------
              Total assets                                                    $ 111,732                    $ 113,938
                                                                              =========                    =========


                      LIABILITIES AND STOCKHOLDER'S EQUITY
                      ------------------------------------



Liabilities:
Accounts payable and accrued expenses                                                 -                          251
Intercompany payable to The Catalyst Group, Inc.                                      -                          500


                                                                              ---------                    ---------
              Total liabilities                                                       -                          751
                                                                              ---------                    ---------

Stockholder's equity:
         Common stock                                                                 -                            -
         Additional paid-in capital                                             111,732                      113,713
         Retained earnings                                                            -                         (526)
                                                                              ---------                    ---------
              Total stockholder's equity                                        111,732                      113,187
                                                                              ---------                    ---------
              Total liabilities and stockholders equity                       $ 111,732                    $ 113,938
                                                                              =========                    =========

                                                                      EXHIBIT A5
                                                                      ----------

                    CATALYST VIDALIA ACQUISITION CORPORATION

                             STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999

                                 (in thousands)

                                    Unaudited



Revenues:
    Management fees                             $         215
    Investment income                                      77

                                                --------------
                                                          292

Expenses:
    General and administrative                            818
                                                --------------

Net loss                                        $        (526)
                                                ==============